SECURITIES 1AND EXCHANGE COMMISSION

                     Washington, D.C.  20549





                            FORM 11-K

      FOR ANNUAL REPORT OF EMPLOYEE STOCK PURCHASE, SAVINGS
       AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

       [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

           For the fiscal year ended December 31, 1999

                               OR

       [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


               Commission file number:   33-41313


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   Bairnco Corporation 401(k)
                     Savings Plan and Trust

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                       Bairnco Corporation
                300 Primera Boulevard, Suite 432
                    Lake Mary, Florida 32746


          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Advisory Committee of
Bairnco Corporation 401(k) Savings Plan and Trust:

We have audited the accompanying statements of net assets available for benefits of Bairnco Corporation 401(k) Savings Plan and Trust as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements and the supplemental schedules referred to below are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of reportable transactions, assets held for investment and transactions with parties in interest are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                          /s/Arthur  Andersen LLP



Orlando, Florida,
  March 3, 2000


                          BAIRNCO CORPORATION
                     401(k) SAVINGS PLAN AND TRUST
            STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                   AS OF DECEMBER 31, 1999 AND 1998




                                              1999               1998
ASSETS

CASH                                      $   300,000        $       --

INVESTMENTS, at fair market value
 (Notes 2 & 3)

  Bairnco Corporation common stock fund       179,432            194,962
  Mutual funds                              8,698,207          5,131,997
  Participant notes receivable                482,552            193,146

     TOTAL INVESTMENTS                      9,360,191          5,520,105

PARTICIPANTS' CONTRIBUTIONS RECEIVABLE         92,387             71,745


TOTAL ASSETS                                9,752,578          5,591,850

NET ASSETS AVAILABLE FOR BENEFITS         $ 9,752,578        $ 5,591,850







The accompanying notes are an integral part of these financial statements.


                          BAIRNCO CORPORATION
                     401(k) SAVINGS PLAN AND TRUST
       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEAR ENDED DECEMBER 31, 1999



                                                              1999

NET ASSETS AVAILABLE FOR BENEFITS, beginning of year      $ 5,591,850

ADDITIONS:

Participants' contributions (Note 1)                        1,170,312
Interest and dividends                                        491,177
Net realized and unrealized appreciation on
 investments (Note 2)                                       1,518,546
                                                            3,180,035

DEDUCTIONS:

Distributions                                               1,276,579
Administrative expenses                                         7,715
                                                            1,284,294

TRANSFER OF ASSETS FROM MERGED PLAN                         2,264,987

NET INCREASE                                                4,160,728

NET ASSETS AVAILABLE FOR BENEFITS, end of year            $ 9,752,578






The accompanying notes are an integral part of this financial statement.

                          BAIRNCO CORPORATION
                     401(k) SAVINGS PLAN AND TRUST
                     NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1999 AND 1998


1.   PLAN DESCRIPTION:

     The following description of the Bairnco Corporation 401(k) Savings Plan and Trust (the "Plan") provides only general information. Participants of the Plan should refer to the Plan document for a complete description of the Plan's provisions. The Plan document is available from Bairnco Corporation ("Bairnco" or the "Corporation") at its offices in Lake Mary, Florida.

General

     Bairnco established the Plan effective July 1, 1991. The Plan is a defined contribution plan under which all full-time employees become eligible for participation on the first day of the month following completion of thirty days of service. Once an employee becomes eligible for participation, salary deferrals (contributions) may commence  on  any  subsequent  date.  The Plan  excludes  non-resident aliens, leased employees and independent contractors from participating in the Plan. Union employees of the Corporation are permitted to participate in the Plan. The Plan is subject to the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA").

     Effective October 31, 1998, Bairnco purchased MII International, Inc. ("MII"). On December 11, 1998, Bairnco's Board of Directors elected to merge the MII 401(k) plan into the Plan effective
January 1, 1999, at which time the employees of MII began participating in the Plan. In February 1999, the MII 401(k) plan assets were transferred to the Plan, resulting in an increase of investments by $2,264,987.

Contributions

     Under the terms of the Plan, allowable contributions are outlined as follows:

       Participant Contributions - The participants may elect to defer a minimum of 1 percent and a maximum of 20 percent of compensation, as defined in the Plan, not to exceed $10,000 for 1999. The maximum dollar amount that may be deferred is adjusted annually by the Internal Revenue Service. The amount of the compensation which is deferred, plus any earnings or losses on that amount, is not subject to federal income tax until the funds are actually distributed to the participant by the Plan. However, contributions are subject to FICA (Social Security and Medicare Taxes).

       Employer  Contributions  -  The  Corporation  does  not   match
       elective deferrals pursuant to the Plan.

Participant Accounts

     Each participant's account is credited with the participant's contribution and allocations of Plan earnings or losses, and charged with an allocation of administrative expenses. Allocations are based on participant account balances, as defined in the Plan. The benefit to which a participant is entitled is the amount that can be provided from the participant's vested account.

Vesting

     A participant shall at all times have a 100 percent nonforfeitable interest in the value of his/her account attributable to all contributions made plus or minus investment earnings and losses thereon and related administrative costs.

Transfers From Other Qualified Plans

     Participants who have an interest in any other qualified employee benefit plan (as described in Section 401(a) of the Internal Revenue
Code) may transfer the distributions from these plans directly into the Plan at the discretion of the Administrative Committee (see Note
4).

Distributions

     A participant who has attained age 59-1/2 may elect, by filing a written application with the Administrative Committee, to withdraw any amount up to 100 percent of the vested portion of his/her account, for any reason. For participants who have not attained age 59-1/2, the reasons for such withdrawals are restricted to those defined in the Plan.

     Upon termination of employment, a participant can elect to have the balance in the participant's account distributed to the participant in a single lump sum cash distribution or a partial distribution, if requested in writing by the participant. As an alternative, the participant may also elect to leave the related funds in the Plan or transfer the related funds into another qualified plan.

Participant Notes Receivable

      An active participant may borrow from his/her account a minimum of $1,000 up to a maximum equal to the lesser of (1) a total of $50,000 of borrowings within one year or (2) 50 percent of the participant's account balance.

     Loan transactions are treated as transfers between the investment fund and the participant notes receivable account. Loan terms range from 1-5 years or up to 15 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at the prime rate at the time of borrowing plus 2 percent. During 1999, interest rates ranged from 9.75 percent to 10.5 percent. Principal and interest are paid quarterly through payroll deductions. As of December 31, 1999 and 1998, there were 84 and 61 loans outstanding, respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from the net assets available for benefits during the reporting period. Actual results could differ from those estimates.

Basis Of Accounting

     For the year ended December 31, 1999, the accounting records of the Plan and the Plan's assets were maintained by Schwab Retirement Plan Services, Inc. ("Schwab"), a subsidiary of the Charles Schwab Corporation. The participants' account balances are determined on the cash basis of accounting; however, the Plan's financial statements contained herein are presented on the accrual basis.

Investment Valuation and Income Recognition

     Investments are stated at fair market value. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Any unlisted securities are valued at the bid price next preceding the close of business on the valuation date. Participant notes receivable are valued at cost, which approximates fair market value.

     Any unrealized appreciation/depreciation on investments represents the difference between fair market value of investments at the beginning of the Plan year or when acquired, whichever is later, and the fair market value of investments at the end of the Plan year.

     Interest income is recognized on the accrual basis of accounting.

Administrative Expenses

      Certain administrative expenses of the Plan are paid directly by Bairnco on behalf of the Plan. During the year ended December 31, 1999, Bairnco paid administrative expenses of approximately $22,400.

Benefit Payments

     Benefits are recorded when paid.

New Accounting Pronouncement

     The Accounting Standards Executive Committee issued Statement of Position 99-3, "Accounting For and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters" (SOP 99-
3), which eliminates the requirement for a defined contribution plan to disclose participant-directed investment options. SOP 99-3 was adopted for the 1999 financial statements and, as such, the 1998 financial statements have been reclassified to eliminate the participant-directed investment option disclosures.

3.   INVESTMENTS:

     There are currently eight investment options into which participants may direct the investment of their accounts. These are Invesco Strategic Technology Fund, Founders Growth Fund, Schwab 1000 Equity Fund, Strong Government Securities Fund, Schwab Retirement Money Fund, Neuberger & Berman Partners Fund and Neuberger & Berman Guardian Fund (collectively the "mutual funds"), and Bairnco Corporation Common Stock Fund. Participants invest in units of participation of the fund which represents an undivided interest in the underlying assets of the fund. Participants may separately direct the investment of future deferrals and existing account balances into these eight investment options in increments of 5 percent. Participants are permitted to modify their elections for future deferrals and existing account balances between investment funds on a daily basis.

Investments that represent 5 percent or more of the Plan's net assets available for benefits, as of December 31, 1999 and 1998, are as follows:
                                                 December 31,
                                             1999            1998
Invesco Strategic Technology Fund         $1,619,941      $  476,615
Founders Growth Fund                       1,950,554         844,891
Schwab 1000 Equity Fund                    3,399,751       2,379,812
Strong Government Securities Fund            730,935         758,197
Schwab Retirement Money Fund                 826,741         637,965

During 1999, the Plan's investments (including gains and losses on investments bought, sold and held during the year) appreciated in value $1,518,546, as follows:

                                                Amount

     Mutual Funds                             $1,544,469
     Bairnco Corporation Common Stock Fund       (25,923)
                                              $1,518,546

4.   TRUST AGREEMENT:

Schwab is the Plan's Trustee pursuant to the Plan document which is signed by the Corporation and Plan Trustee. Schwab manages the Plan assets and makes distributions to participants as directed by the Administrative Committee of the Corporation (the "Plan
Administrator"). Expenses incurred by the Plan Trustee or the Plan Administrator in the performance of their duties may be paid by the Plan or the Corporation at the Corporation's discretion. During 1999, all investment managers' fees were paid directly by the Plan.

5.   PLAN TERMINATION:

Although it has not expressed any intent to do so, the Corporation reserves the right under the Plan to terminate the Plan, in whole or in part, at any time. In the event of the Plan's termination, the Plan assets will be distributed to the participants in lump sum distributions or transferred to another qualified plan at the direction of the participant.

6.   TRANSACTIONS WITH PARTIES IN INTEREST:

     Under ERISA, the Plan is required to report investment transactions with and compensation paid to a "party in interest". The term "party in interest" is broadly defined but includes Bairnco as the Plan's sponsor, Schwab, as Plan Trustee, and any person or corporation which renders services to the Plan. Certain fees for legal and accounting services provided in connection with the Plan were paid by the Plan sponsor on behalf of the Plan during these years and are not included in the accompanying financial statements. Additional fees paid by the Plan during 1999 for services rendered by parties in interest were based on rates which the Plan's Administrator believes were customary and reasonable.

7.   INCOME TAX STATUS:

     The Plan obtained its latest determination letter on April 29, 1997, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and legal counsel believe that the Plan is currently being operated in compliance with the applicable requirements of the Internal Revenue Code.

8.   SUPPLEMENTAL SCHEDULES:

Supplemental Schedule I lists the reportable transactions of the Plan for the year ended December 31, 1999. Purchases and sales are made at fair market value on the date of transaction.

Supplemental Schedule II lists the Plan assets held for investment as of December 31, 1999.

Supplemental Schedule III lists transactions with parties in interest of the Plan for the year ended December 31, 1999.

                                                            SCHEDULE I

                          BAIRNCO CORPORATION
                     401(k) SAVINGS PLAN AND TRUST
                  SCHEDULE OF REPORTABLE TRANSACTIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1999




Series of Transactions in excess
of 5 percent of the fair value                                       Sales
of plan assets at the beginning               Sales       Sales      Gain
of the year                       Purchases   Cost        Proceeds   (Loss)

Invesco Strategic Technology Fund $  656,092  $  241,226  $  318,299 $ 77,073
Founders Growth Fund               2,045,901   1,106,940   1,189,156   82,216
Schwab 1000 Equity Fund            1,554,323     842,662   1,100,007  257,345
Strong Government Securities Fund    374,849     358,821     354,485   (4,336)
Schwab Retirement Money Fund       1,120,240     931,464     931,464      --
Neuberger & Berman Guardian Fund     239,401     116,212     115,356     (856)
Participant Notes Receivable         399,098     109,692     109,692      --


Individual Transactions in excess
of 5 percent of the fair value
of plan assets at the beginning
of the year

Founders Growth Fund              $1,089,174  $  344,258  $  381,956 $ 37,698
Schwab 1000 Equity Fund              708,012     233,313     254,883   21,570
Schwab Retirement Money Fund         639,820     300,000     300,000      --





The preceding notes are an integral part of this schedule.

                                                           SCHEDULE II

                          BAIRNCO CORPORATION
                     401(k) SAVINGS PLAN AND TRUST
                SCHEDULE OF ASSETS HELD FOR INVESTMENT
                        AS OF DECEMBER 31, 1999


                                          Fair Market
Description                               Value (Note 2)     Cost

Bairnco Corporation Common Stock Fund:
 Schwab Money Market Fund                 $      764         $      764
 Bairnco Corporation Common Stock            178,668            192,439
   Total Bairnco Corporation
    Common Stock Fund                        179,432            193,203

Mutual Funds:
 Invesco Strategic Technology Fund         1,619,941            833,908
 Founders Growth Fund                      1,950,554          1,699,924
 Schwab 1000 Equity Fund                   3,399,751          2,232,997
 Strong Government Securities Fund           730,935            757,985
 Schwab Retirement Money Fund                826,741            826,741
 Neuberger & Berman Partners Fund             61,778             69,167
 Neuberger & Berman Guardian Fund            108,507            130,681
   Total Mutual Funds                      8,698,207          6,551,403

Other Investments:
 Participant Notes Receivable                482,552            482,552

   Total                                  $9,360,191         $7,227,158




The preceding notes are an integral part of this schedule.

                                                          SCHEDULE III

                          BAIRNCO CORPORATION
                     401(k) SAVINGS PLAN AND TRUST
           SCHEDULE OF TRANSACTIONS WITH PARTIES IN INTEREST
                 FOR THE YEAR ENDED DECEMBER 31, 1999


Description                                              Amount


Sold 10,438.924 units of Bairnco Corporation Common
  Stock between $2.435 and $7.50 per unit                $   71,714


Purchased 13,051.924 units of Bairnco Corporation Common
  Stock  between $5.0599 and $7.9239 per  unit           $   82,755







The preceding notes are an integral part of this schedule.



                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BAIRNCO CORPORATION 401(K)
                                                SAVINGS PLAN AND TRUST
                                                        (Name of Plan)




Date: March 10, 2000                      By: /s/ JAMES W. LAMBERT
                                              JAMES W. LAMBERT
                                              Administrative Committee Member